Exhibit 99.2

M&I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2007 and December 31, 2006

	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,826,221	$2,031,114
Accounts receivable—trade, net of allowance for doubtful accounts of $279,899 for March 31, 2007 and December 31, 2006	8,138,564	9,063,523
Accounts receivable—other	187,898	142,838
Income taxes receivable	—	597
Inventories	2,265,571	2,369,458
Costs and estimated earnings in excess of billings on uncompleted contracts	4,130,491	3,599,296
Prepaid expenses and other current assets	249,485	266,816
Advances to employees	67,979	42,225
Deferred income taxes	331,698	331,698

Total current assets	17,197,907	17,847,565
Property, plant and equipment, net	2,601,399	2,502,937
Marketable securities	224,110	736,943
Other assets, net	10,805	12,173
Advances to and investment in joint ventures	2,664,824	1,632,824
Deferred merger costs	579,994	423,994

Total assets	$23,279,039	$23,156,436

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,350,309	$3,993,281
Accrued payroll and benefits	975,538	964,332
Other accrued expenses	564,866	549,967
Billings in excess of costs and estimated earnings on uncompleted contracts	2,057,251	2,559,319
Income taxes payable	562,049	662,301

Total current liabilities	8,510,013	8,729,200
Notes payable to stockholders	500,000	500,000
Deferred income taxes	79,838	226,565

Total liabilities	9,089,851	9,455,765
Commitments and contingencies
Stockholders’ equity:
Series A common stock; $1.00 par value, 999,000 shares authorized, 266,858 shares issued, 248,610 shares outstanding at 2007 and 2006, respectively.	266,858	266,858
Series B common stock; $1.00 par value, 1,000 shares authorized, 250 shares issued and outstanding	250	250
Additional paid-in capital	652,502	652,502
Accumulated other comprehensive income	133,666	383,694
Retained earnings	13,887,693	13,149,148

	14,940,969	14,452,452
Less: treasury stock, 18,248 and 18,248 shares of Series A, at cost, respectively	751,781	751,781

Total stockholders’ equity	14,189,188	13,700,671

Total liabilities and stockholders’ equity	$23,279,039	$23,156,436

See the accompanying notes to the unaudited condensed consolidated financial statements.

M&I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2007 and 2006

	2007	2006
Net sales	$12,318,260	$12,868,725
Cost of sales	10,929,856	10,850,147

Gross profit	1,388,404	2,018,578
Operating expenses:
General and administrative	750,923	748,590
Selling	249,272	223,227

Total operating expenses	1,000,195	971,817

Income from operations	388,209	1,046,761
Other income (expense):
Gain on sale of marketable securities	787,051	75,712
Interest expense	(11,473)	(10,534)
Other, net	8,506	11,583

Total other income (expense)	784,084	76,761

Income before income tax expense	1,172,293	1,123,522
Income tax expense	433,748	415,703

Net income	$738,545	$707,819

See the accompanying notes to the unaudited condensed consolidated financial statements.

M&I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net income	$738,545	$707,819
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provisions for bad debt	—	(6,025)
Depreciation and amortization	138,087	125,832
Gain on sale of property and equipment	(10,715)	(1,300)
Gain on sale of marketable securities	(787,051)	(75,712)
Deferred income tax expense	—	25,363
Change in operating assets and liabilities:
Accounts receivable (including other)	924,959	(497,312)
Income taxes receivable/payable	(99,655)	243,002
Inventories	103,887	750,531
Costs and estimated earnings in excess of billings on uncompleted contracts	(531,195)	(2,566,286)
Prepaid expenses and other assets	(52,115)	122,951
Accounts payable and accrued liabilities	383,133	415,529
Billings in excess of costs and estimated earnings on uncompleted contracts	(502,068)	397,279

Net cash provided by (used in) operating activities	305,812	(358,329)
Cash flows from investing activities:
Purchases of property, plant and equipment	(236,549)	(239,874)
Proceeds from disposal of property, plant and equipment	10,715	1,300
Proceeds from sale of marketable securities	903,129	107,389
Transaction costs related to merger	(156,000)	—
Advances to and investments in joint ventures	(1,032,000)	(18,223)

Net cash provided by investing activities	(510,705)	(149,408)
Cash flows from financing activities:
Proceeds from sale of treasury stock	—	33,550

Net cash provided by financing activities	—	33,550)

Net decrease in cash and cash equivalents	(204,893)	(474,187)
Cash and cash equivalents, beginning of year	2,031,114	1,079,260

Cash and cash equivalents, end of year	$1,826,221	$605,073

Supplemental disclosures of cash flow information:
Interest paid	$11,473	$10,534

Income taxes paid	$433,748	$415,703

Change in unrealized gain on sale of securities	$(250,028)	$(25,638)

See the accompanying notes to the unaudited condensed consolidated financial statements.

M&I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2007 and 2006

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of M&I Electric Industries, Inc. and Subsidiary (“the Company”, “M&I”, “our”, “we”, “us”) for the three months ended March 31, 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of March 31, 2007 and results of operations for the three months ended March 31, 2007 and 2006, respectively. All adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The statements should be read in conjunction with the Company’s annual audited financial statements.

Certain amounts in prior year financial statement have been reclassified to conform to the presentation in the current year financial statements.

2.	Segment Information

The Company follows the guidance of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in reporting operating segment information. The Company has two reportable segments, Technical Products and Services and Electrical and Instrumentation construction. Technical Products and Services develops, manufactures, provides and markets switchgear and variable speed drives. The service component of this segment includes retrofitting equipment, upgrades, startups, testing and troubleshooting electrical substations, switchgear, drives and control systems. The Electrical and Instrumentation Construction segment installs electrical equipment to the energy, water and wastewater, industrial and commercial markets.

	2007	2006
Revenues:
Technical products and services	$7,665,512	$9,985,700
Electrical and instrumentation construction	4,652,748	2,883,025

	$12,318,260	$12,868,725

	2007	2006
Gross Profit:
Technical products and services	$1,019,147	$1,693,600
Electrical and instrumentation construction	406,308	437,400
Other	(37,051)	(112,422)

	$1,388,404	$2,018,578

	2007	2006
Income before income taxes:
Technical products and services	$894,136	$1,587,900
Electrical and instrumentation construction	406,308	437,400
Corporate and other unallocated expenses	(128,151)	(901,778)

	$1,172,293	$1,123,522

M&I ELECTRIC INDUSTRIES, INC. AND SUBSIDIARY

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

For the Three Months Ended March 31, 2007 and 2006

The Company’s management does not separately review and analyze the Company’s assets on a segment basis. All assets of the Company are recorded within the corporate segment’s records. Depreciation expense of the Company is allocated to cost of sales on a consolidated basis based on management’s best estimate. M&I does not allocate selling, general and administrative expenses to its business segments because these expenses are centrally controlled and incurred and could only be reasonably apportioned to the segments on an arbitrary basis and would therefore not be meaningful.

All other income(expense) items are recorded in the corporate business segment.

Approximately 40% of Technical and Products and Services were sold into international markets in 2007 and 2006. These sales are made in US dollars and are generally settled prior to shipment or were secured by irrevocable letters of credit. All Electrical and Instrumentation Construction sales are made in the United States. The Company’s only assets that are held outside the United States are its investments in the Singapore and China affiliates and its Investment in Marketable Securities.

The functional currencies of the Singapore and China affiliates are the Singapore Dollar and Chinese Yuan, respectively and the marketable security is traded in Singapore Dollars.

3.	Merger

In July, 2006 the Company announced it had signed a letter of intent with a fabricating company based in Florida in which the two companies would merge. On December 1, 2006, an Agreement and Plan of Merger (“merger”) was entered into among American Access Technologies, Inc. (“American Access”, “AAT”), M& I Electric Industries, Inc. (“M & I”), a Texas corporation, and AAT Merger Sub, Inc. (“Merger Sub”), a Florida corporation which is AAT’s wholly owned subsidiary. On March 13, the First Amendment to the Agreement and Plan of Merger was executed and on April 3, 2007, the Second Amendment to the Agreement and Plan of Merger was executed.

On May 15, 2007 American Access closed the merger with M & I and Merger Sub merged with and into M & I and M & I survived the merger as a wholly-owned subsidiary of American Access.

Because M & I stockholders will own approximately 80% of the voting stock of the combined company and certain other factors including that directors designated by M & I will constitute a majority of the board of directors, M & I is considered to be acquiring American Access in the merger for accounting purposes. As a result, the merger will be treated by American Access as a reverse merger under the purchase method of accounting in accordance with United States generally accepted accounting principles. The aggregate consideration paid in connection with the merger, together with the direct costs of acquisition, will be allocated to American Access’ tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of American Access will be consolidated into the results of operations of M & I as of the effective time of the merger.